Exhibit 10.21

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT, dated as of November 17, 2006 (the “Agreement”), is by and among Turbeco, Inc., a Texas corporation (the “Buyer”), and Teal Supply Co., a Texas corporation d/b/a Triumph Drilling Tools, Inc. (the “Company”) and Michael E. Jensen (the “Shareholder”).

W I T N E S S E T H:

WHEREAS, Buyer desires to purchase from the Company, and the Company desires to sell to Buyer, substantially all of the assets of the Company; and

WHEREAS, the Shareholder owns all of the issued and outstanding stock of the Company and thus would derive a substantial benefit from the consummation of the transaction contemplated herein;

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

THE PURCHASE

Section 1.1. Purchase. On and subject to the terms and conditions of this Agreement, at the Closing, Buyer will purchase from the Company, and the Company will sell to Buyer, the following assets, rights, properties, and interests of the Company (the “Acquired Assets”):

(a) The rental tools, equipment, computers, office supplies, vehicles, and fixtures, and other items of tangible personal property of the Company, including specifically but not limited to the items described on Schedule 1.1(a) (the “Tangible Personal Property”);

(b) The leasehold rights of the Company with respect to the real property described on Schedule 1.1(b) (the “Leased Real Estate”);

(c) The leasehold rights of the Company with respect to the items of personal property which are described on Schedule 1.1(c) (the “Leased Personal Property”);

(d) The rights of the Company under the agreements, instruments, and documents listed on Schedule 1.1(d) and all purchase orders, equipment rental agreements and sales orders entered into by the Company in the ordinary course of business subsequent to the execution of this Agreement but prior to the Effective Time (collectively, the “Assigned Agreements”);

(e) All of the files books, and records of the Company;

(f) The inventories of finished goods, tooling inventory, parts, work in progress and raw materials of the Company as of the Effective Time;

(g) The accounts receivable of the Company as of the Effective Time (the “Accounts Receivable”);

(h) The cash and other working capital of the Company as of the Effective Time; and

(i) All of the goodwill of the Company and all of the rights of the Company to use the tradename “Triumph Drilling Tools, Inc.” or any similar name (subject to the permitted use provided for in Section 5.7).

Section 1.2. Excluded Assets. Notwithstanding the foregoing, the Acquired Assets shall not include the assets listed on Schedule 1.2.

Section 1.3. Purchase Price for Acquired Assets. As consideration for the sale to it of the Acquired Assets, at Closing, Buyer shall:

(a) Pay in cash to Whitney National Bank the amount necessary to satisfy the loans from Whitney National Bank to the Company secured by the Acquired Assets thereby obtaining a release of lien on the Acquired Assets;

(b) Pay in cash to the Company an amount equal to Thirty One Million Dollars and No/100 less the amount paid to Whitney National Bank described in Section 1.3 (a) hereof;

(c) Assume from the Company liability for the accounts payable of the Company set forth on the December 31, 2006 Financial Statements; and

(d) Assume from the Company liability for the accrued liabilities, including but not limited to sales tax payable, payroll taxes (federal and state withholdings), accrued year end bonuses, and accrued insurance audit of the Company set for on the December 31, 2006 Financial Statements.

Section 1.4. Assumption of Liabilities. Except as provided for in Section 1.3, Buyer has not and will not assume from the Company any liability or obligation.

Section 1.5. Allocation. The parties will allocate for all purposes (including, but not limited to, financial accounting and tax purposes) the purchase price of the Acquired Assets as indicated on Schedule 1.5.

Section 1.6. Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement (the “Transaction”) shall take place at the offices of the attorneys for Buyer in

Houston, Texas as promptly as practicable (but in any event within five (5) business days) following the date on which the last of the conditions set forth in Article VI is fulfilled or waived, or at such other time and place as Buyer and the Company shall agree. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.” The Closing will be effective as of January 4, 2007 (the “Effective Time”). At the Closing, each of the parties hereto will perform such acts and deliver such documents as are required pursuant to the terms hereof to be delivered at Closing.

Section 1.7. Property Taxes. Any general property and/or ad valorem tax assessed against or pertaining to the Acquired Assets for the taxable period that includes the date of the Closing shall be prorated between Buyer and the Company.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Company and Shareholder as follows:

Section 2.1. Organization and Qualification. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Texas and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted.

Section 2.2. Authority; Non-Contravention; Approvals.

(a) Buyer has full corporate power and authority to execute and deliver this Agreement and to consummate the Transaction. This Agreement has been approved by the Board of Directors of Buyer and no other corporate proceedings on the part of Buyer are necessary to authorize the execution and delivery of this Agreement or the consummation by Buyer of the Transaction, including, without limitation, under the applicable requirements of any securities exchange. This Agreement has been duly executed and delivered by Buyer, and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid and legally binding agreement of Buyer enforceable against it in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (ii) general equitable principles.

(b) The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the Transaction do not and will not violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Buyer under any of the terms, conditions or provisions of (i) the charter or bylaws of Buyer, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Buyer or any of its respective properties or assets or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Buyer is now a party or by which Buyer or any of its respective properties or assets may be bound or affected.

(c) No declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the Transaction.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

OF THE COMPANY AND THE SHAREHOLDER

The Shareholder and the Company jointly and severally represent and warrant to Buyer that:

Section 3.1. Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the properties owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary. True, accurate and complete copies of the Company’s Articles of Incorporation, as amended, and Bylaws, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to Buyer.

Section 3.2. The Shareholder. The Shareholder owns all of the issued and outstanding stock of the Company.

Section 3.3. Authority; Non-Contravention; Approvals.

(a) The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the Transaction. This Agreement has been approved by the Board of Directors and the shareholders of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or the consummation by the Company of the Transaction. This Agreement has been duly executed and delivered by the Company and the Shareholder, and, assuming the due authorization, execution and delivery hereof by Buyer, constitutes a valid and legally binding agreement of the Company and the Shareholder, enforceable against the Company and the Shareholder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (b) general equitable principles.

(b) Except as set forth in the Disclosure Schedule delivered by Seller to Buyer in connection with this Agreement (the “Disclosure Schedule”), the execution and delivery of this Agreement by the Company and the Shareholder and the consummation by the Company and the Shareholder of the Transaction do not and will not violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under any of the terms, conditions or provisions of (i) the charter or bylaws of the Company, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to the Company or any of its properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, or any agreement to which the Company is now a party or by which the Company or any of its respective properties or assets may be bound or affected.

Section 3.4. Financial Statements. Company has furnished Buyer with balance sheet, income statement and statement of cash flow for Company as of December 31, 2005, and Company has furnished Buyer its unaudited balance sheet and income statement for the nine month period ended September 30, 2006 (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied, and are accurate and complete (except, in the unaudited statements, for the absence of footnote disclosures and for the absence of normal year-end audit adjustments which are not material in the aggregate) and fairly present the financial condition and result of operations of the Company.

Section 3.5. Absence of Undisclosed Liabilities. The Company is not subject to any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except liabilities or obligations (a) which are provided for in the Financial Statements or reflected in the notes thereto, (b) which were incurred after September 30, 2006, and were incurred in the ordinary course of business and consistent with past practices, or (c) liabilities or obligations under this Agreement.

Section 3.6. Absence of Certain Changes or Events. Except as disclosed in the Disclosure Schedule, since September 30, 2006, the business of the Company has been conducted in the ordinary course of business consistent with past practices, and there has not been any event, occurrence, development or state of circumstances or facts which has had, or could reasonably be anticipated to have, individually or in the aggregate, a material adverse effect with respect to the Acquired Assets or the business of the Company.

Section 3.7. Accounts Receivable. The Accounts Receivable of the Company are valid, genuine and subsisting, arise out of bona fide sales and delivery of goods, performance of services or other business transactions in the ordinary course of business and are current and collectible. Each of such Accounts Receivable will be collected in full, without any set-off and without resort to litigation, within 180 days after the Closing except for uncollectible invoices which are normally charged off as bad debt expense on the financial statements of the Company in the normal course of business activities.

Section 3.8. Inventory. The inventory reflected in the September 30, 2006 Financial Statements (the “Inventory”) consists of items that are usable and saleable in the ordinary course of business by the Company. Except as disclosed in the Disclosure Schedule, all items included in the Inventory are owned by the Company free and clear of any lien or encumbrance, and are not missing (except for sales made in the ordinary course of business since September 30, 2006) or obsolete, and are in good condition.

Section 3.9. Tangible Assets. The Tangible Personal Property and the Leased Personal Property constitute all of the tangible personal property necessary for the conduct by the Company of its business as now conducted. The Company has good and indefeasible title to the Tangible Personal Property, free and clear of all mortgages, liens, pledges, charges, or encumbrance of any nature whatsoever. The Tangible Personal Property and Leased Personal Property are in good, serviceable condition and fit for the particular purposes for which they are used in the business of the Company, subject only to normal maintenance requirements and wear and tear reasonably expected in the ordinary course of business. Schedule 1.1(d) contains an accurate description of the rental agreements now in force with respect to the rental tools of the Company, and the location of all such rental tools.

Section 3.10. Intellectual Property. The Company does not possess, own, or use any patents, trademarks, service marks, trade names, copyrights, trade secrets and other proprietary rights and processes that are material to the business of the Company as now conducted other the trademark “Triumph Drilling Tools, Inc.”

Section 3.11. Employee Benefits. The Disclosure Schedule contains a complete list of employee benefit or welfare plans of the Company. All such plans have and are in compliance with applicable law, including but not limited to the Employee Retirement Income Security Act of 1974.

Section 3.12. Litigation. There are no claims, suits, actions, or proceedings pending or, to the Knowledge of all of the Shareholder, threatened against or relating to the Company, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator. Except as described in the Disclosure Schedule, the Company is not subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator. For purposes hereof, “Knowledge” means actual knowledge after reasonable inquiry

Section 3.13. No Violation of Law. The Company is not in violation of or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law) of any governmental or regulatory body or authority. No investigation or review by any governmental or regulatory body or authority is pending or threatened, nor has any governmental or regulatory body or authority indicated an intention to conduct the same. The Company has all permits (including without limitation environmental permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted (collectively, the “Company Permits”). The Company is not in violation of the terms of any Company Permits and is not required to possess any other permit, license, franchise, variance, exemption, order or other governmental authorization, consent or approval.

Section 3.14. Suppliers, Customers, and Distributors. Since January 1, 2006 there has not been (a) any material adverse change in the business relationship of the Company with any such material suppliers, customers, and distributors of the Company; or (b) any change in any material term (including credit terms) of the agreements with any such person.

Section 3.15. Labor Matters. Except as set forth in the Disclosure Schedule, (a) there are no material controversies pending or, to the Knowledge of the Company, threatened between the Company on the one hand and any of its employees on the other, (b) the Company is not a party to a collective bargaining agreement of other labor union contract applicable to persons employed by the Company, nor does the Company have any Knowledge of any activities or proceedings of any labor union to organize any such employees, (c) the Company is not a party to any written agreement, memorandum, or understanding with respect to the employment of any individual, and (d) neither the Company or the Shareholder are aware of any intention of any employee to terminate his or her employment with the Company, either as a result of the Transaction or otherwise.

Section 3.16. Material Contracts. Schedule 1.1(d) lists all agreements, leases, commitments, contracts, undertakings or understandings to which the Company is a party, including but not limited to service agreements, manufacturing agreements, purchase or sale agreements, supply agreements, distribution or distributor agreements, real estate leases, purchase orders, customer orders and equipment rental agreements (the “Listed Agreements”). Each Listed Agreement is a valid, binding and enforceable agreement of the Company and, to the Knowledge of the Shareholder, the other parties thereto. There has not occurred any breach or default under any Listed Agreement on the part of the Company or, to the Knowledge of all of the Shareholder, any other parties thereto. No event has occurred which with the giving of notice or the lapse of time, or both, would constitute a default under any Listed Agreement on the part of the Company, or, to the Knowledge of all of the Shareholder, any of the other parties thereto. There is no dispute between the parties to any Listed Agreement as to the interpretation thereof or as to whether any party is in breach or default thereunder, and no party to any Listed Agreement has indicated its intention to, or suggested it may evaluate whether to, terminate any Listed Agreement.

Section 3.17. Disclosure. No representation or warranty of the Company or Shareholder set forth hereunder or in the schedules attached hereto or in any certificate delivered pursuant to Section 6.3(a) contains any untrue statement of the material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

ARTICLE IV

CONDUCT OF BUSINESS PENDING THE CLOSING

Section 4.1. Conduct of Business of the Company. Prior to the Closing, the Company shall operate its business in, and only in, the usual, regular and ordinary course of business in substantially the same manner as operated on the date of this Agreement. Specifically, but not by way of limitation, except as described in the Disclosure Schedule, the Company shall not make any distribution to the Shareholder, pay any bonus to any of its employees, or increase the compensation of any of its employees. The Shareholder will assure that the Company complies with the requirements of this Section.

Section 4.2. Business Organization. Prior to the Closing, the Company and Shareholder shall use their best efforts to (a) preserve intact the business organization of the Company, (b) keep available the services of the officers and employees of the Company, (c) preserve the good will of the Company, (d) maintain and keep the properties and assets of the Company in as good a repair and condition as presently exists, and (e) maintain in full force and effect its insurance coverage of the Company.

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.1. Cooperation. The Company and the Shareholder shall afford to Buyer and its accountants, counsel, financial advisors and other representatives reasonable access during normal business hours throughout the period prior to and including the Closing to all of the properties, books, and records of the Company (including, but not limited to, tax returns and any and all records or documents which are within the possession of governmental or regulatory authorities, agencies or bodies, and the disclosure of which the Company or the Shareholder can facilitate or control) and, such parties as its representatives may reasonably request. The Company and the Shareholder shall cause to be completed prior to Closing such audits, appraisals, and studies of the Company and the Acquired Assets as shall be reasonably required by Buyer. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company or with the performance of any of the employees of the Company. No investigation pursuant to this Section shall affect any representation or warranty made by any party.

Section 5.2. Further Assurances. The Company and the Shareholder shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered to Buyer such assignments or other instruments of transfer, assignment and conveyance, in form and substance satisfactory to counsel of Buyer, as shall be necessary to vest in Buyer all of the right, title and interest in and to the Acquired Assets, free and clear of all liens, charges, encumbrances, rights of others, mortgages, pledges or security interests, and any other document reasonably requested by Buyer in connection with this Agreement.

Section 5.3. Expenses and Fees. Subject to Section 8.3, all costs and expenses incurred in connection with this Agreement and the Transaction shall be paid by the party incurring such expenses.

Section 5.4. Employee Matters.

(a) Effective immediately following the Closing, Buyer shall offer employment to substantially all of the employees of the Company, terminable at will. In order to facilitate the foregoing, the Company shall, effective immediately following the Closing, terminate the employment of all employees of the Company and take all appropriate steps necessary to comply with applicable law in connection with the termination of such employees.

(b) Notwithstanding anything to the contrary contained in this Section, the parties acknowledge and agree that they do not intend to create any third-party beneficiary rights respecting any employee of the Company as a result of the provisions hereof and specifically hereby negate any intention to so create any third-party beneficiary right.

ARTICLE VI

CONDITIONS TO CLOSING

Section 6.1. Conditions to Obligation of the Shareholder and the Company to Effect the Transaction. Unless waived by the Company, the obligation of the Shareholder and the Company to effect the Transaction shall be subject to the fulfillment on or prior to the Closing Date of the following additional condition:

(a) Buyer shall have performed in all material respects (or in all respects in the case of any agreement containing any materiality qualification) its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects (or in all respects in the case of any representation or warranty containing any materiality qualification) on and as of the date made and on and as of the Closing Date as if made at and as of such date, and the Company and Shareholder shall have received a certificate executed on behalf of Buyer by the President or a Vice President of Buyer to that effect.

Section 6.2. Conditions to Obligations of Buyer to Effect the Transaction. Unless waived by Buyer, the obligations of Buyer to effect the Transaction shall be subject to the fulfillment on or prior to the Closing Date of the following additional conditions:

(a) The Company and the Shareholder shall have performed in all material respects (or in all respects in the case of any agreement containing any materiality qualification) their agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of the Company and the Shareholder contained in this Agreement shall be true and correct in all material respects (or in all respects in the case of any representation or warranty containing any materiality qualification) on and as of the date made and on and as of the Closing Date as if made at and as of such date;

(b) since September 30, 2006, there shall have been no changes that constitute, and no event or events shall have occurred which have resulted in or constitute, a material adverse effect or change with respect to any of the Acquired Assets or the business or results of operation of the Company; and

(c) The Company and the Shareholder shall have entered into agreements not to compete in the form attached hereto as Exhibit 6.2(c).

ARTICLE VII

INDEMNIFICATION

Section 7.1. Indemnification of Buyer. The Shareholder agrees to jointly and severally indemnify Buyer and its officers, directors, employees and agents against, and hold each of them harmless from and against, any and all claims, actions, causes of action, arbitrations, proceedings, losses, damages, liabilities, judgments and expenses (including, without limitation, reasonable attorneys’ fees) (“Indemnified Amounts”) incurred by the indemnified party as a result of (a) any error, inaccuracy, breach or misrepresentation in any of the representations and warranties made by or on behalf of the Company or the Shareholder in this Agreement, (b) any violation or breach by the Company or the Shareholder of or default by the Company or the Shareholder under the terms of this Agreement, or (c) relating to or arising from the operation of the Company prior to the Effective Time, or the operation, ownership or use of the Acquired Assets prior to the Effective Time, other than the Assumed Liabilities. The indemnified party shall be entitled to recover its reasonable and necessary attorneys’ fees and litigation expenses incurred in connection with the successful enforcement of its rights under this Section.

Section 7.2. Indemnification of Shareholder and the Company. Buyer agrees to indemnify the Shareholder and Company against, and hold each of them harmless from and against, any and all Indemnified Amounts incurred by the Shareholder or the Company as a result of (a) any error, inaccuracy, breach or misrepresentation in any of the representations and warranties made by or on behalf of Buyer in this Agreement, (b) any violation or breach by Buyer of or default by Buyer under the terms of this Agreement or (c) relating to or arising from the operation, ownership or use of the Acquired Assets subsequent to the Effective Time. The Shareholder and the Company shall be entitled to recover their reasonable and necessary attorney’s fees and litigation expenses incurred in connection with the successful enforcement of their rights under this Section.

Section 7.3. Procedure. The defense of any claim, action, suit, proceeding or investigation subject to indemnification under this Article VII shall be conducted by the indemnifying party. If the indemnifying party fails to conduct such defense, the indemnified parties may retain counsel satisfactory to them and the indemnifying party shall pay all reasonable fees and expenses of such counsel for the indemnified parties promptly as statements therefor are received. The party not conducting the defense will use reasonable efforts to assist in the vigorous defense of any such matter, provided that such party shall not be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any indemnified party wishing to claim indemnification under this Article VII, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the indemnifying party (but the failure so to notify a party shall not relieve such party from any liability which it may have under this Article VII except to the extent such failure materially prejudices such party). If the indemnifying party is responsible for the attorneys’ fees of the indemnified parties, then the indemnified parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more indemnified parties.

Section 7.4. Express Negligence Rule. The indemnification obligations under this Article VII shall apply regardless of whether any suit or action results solely or in part from the active, passive or concurrent negligence of the indemnified party. The rights of the parties to indemnification under this Article VII shall not be limited due to any investigations heretofore or hereafter made by such parties or their representatives, regardless of negligence in the conduct of any such investigations.

ARTICLE VIII

MISCELLANEOUS

Section 8.1. Termination. This Agreement may be terminated at any time prior to the Closing, as follows:

(a) The Company shall have the right to terminate this Agreement:

(i) if the representations and warranties of Buyer shall fail to be true and correct in all material respects (or in all respects in the case of any representation or warranty containing any materiality qualification) on and as of the date made or, except in the case of any such representations and warranties made as of a specified date, on and as of any subsequent date as if made at and as of the subsequent date and such failure shall not have been cured in all material respects (or in all respects in the case of any representation or warranty containing any materiality qualification) within 30 days after written notice of such failure is given to Buyer by the Company;

(ii) if the Transaction is not completed by January 31, 2007 (provided that the right to terminate this Agreement under this Section 8.1(a)(ii) shall not be available to the Company if the failure of the Company to fulfill any obligation to Buyer under or in connection with this Agreement has been the cause of or resulted in the failure of the Transaction to occur on or before such date);

(iii) if Buyer (A) fails to perform in any material respects any of its covenants (or in all respects in the case of any covenant containing any materiality qualification) in this Agreement and (B) does not cure such default in all material respects (or in all respects in the case of any covenant containing any materiality qualification) within 30 days after written notice of such default is given to Buyer by the Company.

(b) Buyer shall have the right to terminate this Agreement:

(i) if the representations and warranties of the Shareholder shall fail to be true and correct in all material respects (or in all respects in the case of any representation or warranty containing any materiality qualification) on and as of the date made or, except in the case of any such representations and warranties made as of a specified date, on and as of any subsequent date as if made at and as of such subsequent date and such failure shall not have been cured in all material respects (or in all respects in the case of any representation or warranty containing any materiality qualification) within 30 days after written notice of such failure is given to the Company by Buyer;

(ii) if the Transaction is not completed by January 31, 2007 (provided that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to Buyer if the failure of Buyer to fulfill any obligation to the Company under or in connection with this Agreement has been the cause of or resulted in the failure of the Transaction to occur on or before such date); or

(iii) if the Company (A) fails to perform in any material respect (or in all respects in the case of any covenant containing any materiality qualification) any of its covenants in this Agreement and (B) does not cure such default in all material respects (or in all respects in the case of any covenant containing any materiality qualification) within 30 days after notice of such default is given to the Company by Buyer.

Section 8.2. Effect of Termination. In the event of termination of this Agreement by either Buyer or the Company pursuant to the provisions of Section 8.1, this Agreement shall forthwith become void and there shall be no further obligations on the part of the Company or Buyer or their respective officers or directors, or the Shareholder (except as set forth in this Section 8.2 and in Sections 5.3, 8.9 and 8.10, all of which shall survive the termination). Nothing in this Section 8.2 shall relieve any party from liability for any breach of this Agreement.

Section 8.3. Remedies. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding in addition to any other relief to which it or he may be entitled at law or equity.

Section 8.4. Notices. All notices, consents, demands or other communications required or permitted to be given pursuant to this Agreement shall be deemed sufficiently given: (i) when delivered personally during a business day to the appropriate location described below or telefaxed to the telefax number indicated below, or (ii) five (5) business days after the posting thereof by United States first class, registered or certified mail, return receipt requested, with postage fee prepaid and addressed:

If to Buyer:	7030 Empire Central Drive
Houston, Texas 77040
Telefax No. (713) 466-8386

With a copy to:	Casey W. Doherty
Doherty & Doherty LLP
1717 St. James Place, Suite 520
Houston, Texas 77056
Telefax No. (713) 572-1001

If to the Company or the Shareholder:	720 Cantwell Lane
Corpus Christi, Texas 78408
Telefax No. (361) 853-2278

With a copy to:	Scott J. Duncan
Porter, Rogers, Dahlman & Gordon PC
800 N. Shoreline, Suite 800S
Corpus Christi, Texas 78401
Telefax No. (361) 880-5844

Section 8.5. Successors. This Agreement shall be binding upon each of the parties upon their execution, and inure to the benefit of the parties hereto and their successors and assigns.

Section 8.6. Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement or any such other instrument.

Section 8.7. Section Headings. The section headings used herein are descriptive only and shall have no legal force or effect whatsoever. Except to the extent the context specifically indicates otherwise, all references to articles and sections refer to articles and sections of this Agreement, and all references to the exhibits and schedules refer to exhibits and schedules attached hereto, each of which is made a part hereof for all purposes.

Section 8.8. Gender. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural and conversely.

Section 8.9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, U.S.A., applicable to agreements and contracts executed and to be wholly performed there, without giving effect to the conflicts of law principles thereof.

Section 8.10. Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original.

Section 8.11. Waiver. Any waiver by either party to be enforceable must be in writing and no waiver by either party shall constitute a continuing waiver.

Section 8.12. Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first set forth above.

COMPANY:

Teal Supply Co., a Texas corporation; dba Triumph Drilling Tools, Inc.

By:	/s/ Michael E. Jensen
Michael E. Jensen, President

BUYER:

TURBECO, INC a Texas Corporation

By:	/s/ Jerry D. Dumas, Sr.
Jerry D. Dumas, Sr. President

SHAREHOLDER:

/s/ Michael E. Jensen
Michael E. Jensen